                                                                    EXHIBIT 99.1


CINGULAR WIRELESS POSTS SOLID FIRST-QUARTER RESULTS:

    -- NET SUBSCRIBER ADDITIONS OF MORE THAN 1.4 MILLION

    -- 50.4 MILLION SUBSCRIBERS AT QUARTER'S END

    -- GROSS SUBSCRIBER ADDITIONS OF 4.8 MILLION

    -- MONTHLY SUBSCRIBER CHURN OF 2.2 PERCENT OVERALL AND 1.9 PERCENT IN
       POSTPAID

    -- 210 BASIS-POINT SEQUENTIAL IMPROVEMENT IN NORMALIZED OIBDA MARGIN

    -- CONTINUED PROGRESS IN GSM CONVERSION, WITH 84 PERCENT OF MINUTES NOW ON

CINGULAR'S GSM NETWORK

    -- INTEGRATION INITIATIVES CONTINUE ON SCHEDULE


FOR RELEASE WEDNESDAY, APRIL 20, 2005

            ATLANTA - Cingular Wireless, the nation's largest wireless provider, today posted solid first-quarter results driven by continued strong subscriber growth, improved churn and sequential margins, and strength in data and enterprise services.
            Cingular delivered net subscriber additions of more than 1.4 million and ended the first quarter with 50.4 million subscribers.
         Gross additions were nearly 4.8 million while churn was 2.2 percent -- a sequential improvement of 20 basis points. In addition, OIBDA margin -- normalized to exclude direct merger integration costs --increased to 25.5 percent, which is a sequential improvement of 210 basis points. ("Pro forma" results reflect the acquisition of AT&T Wireless, plus related acquisitions and dispositions, as if they had occurred on January 1, 2003.)
            "Our key indicators of progress continue to point in the right direction, and that's good news," said Stan Sigman, president and chief executive officer. "Especially gratifying is that millions of customers are choosing Cingular and choosing to stay with Cingular. In a fiercely competitive industry like wireless, such choices are a meaningful indicator of genuine customer satisfaction.
            "We are also pleased that our many merger initiatives - from improving our network, to rebranding stores, to integrating complex back-office systems, to selecting and deploying teams of talented people - continue to be on schedule. In short, the merger is not only working but working better every day."

GSM PROGRESS AND REDUCED CHURN
            In addition to strong subscriber growth during the quarter, Cingular continued to grow its GSM customer base and had success in transitioning former AT&T Wireless customers to Cingular plans. These two developments contributed to the quarter's improved churn results, the company noted.
           At the end of the first quarter, 72 percent of Cingular's subscriber base was GSM-equipped, up from 65 percent in the fourth quarter of 2004. Approximately 9 percent of Cingular's customer base upgraded handsets during the quarter -- almost entirely onto GSM, the world's most widely used wireless technology. Cingular operates the nation's largest digital voice and data network, with 84 percent of its minutes now carried on its GSM network. Through roaming alliances with other GSM-based providers around the world, Cingular has the largest global presence of any U.S. wireless carrier, with coverage in more than 170 countries.
           Average monthly churn improved to 2.2 percent overall for the first quarter. This is a sequential improvement of 20 basis points over comparably calculated churn of 2.4 percent. (As previously disclosed, beginning in the first quarter of 2005, Cingular has adopted a methodology related to reseller churn that will result in an aggregate churn calculation which is more comparable with the company's major competitors.)

FINANCIAL RESULTS
         [X] In the first quarter, Cingular's reported revenues were $8.2 billion, which is an improvement of 5.3 percent over pro forma revenue of $7.8 billion during the year-ago first quarter.* Operating income was $114 million.

         [X] Reported average revenue per user (ARPU) in the quarter was $49.59, versus $49.97 (pro forma) in the preceding quarter and down 3.3 percent from pro forma ARPU of $51.26 in the year-ago first quarter. This represents a significant slowing in the ARPU decline versus the preceding quarter, when the year-over-year decrease was 5.5 percent. Among other factors, ARPU benefited from a substantial increase in data revenues.

         [X] ARPU from data services continued its strong growth in the first quarter, increasing to $3.70, which is $0.81 higher than the previous quarter. Such growth was spurred by the ever-increasing popularity of text messaging, mobile instant messaging, mobile e-mail, downloadable ringtones, games, and photo messaging. Cingular delivered 4.4 billion text messages during the quarter.

         [X] Cingular's reported first-quarter operating expenses were $8.1 billion and its reported OIBDA service margin was 24.1 percent. Direct merger integration costs increased Cingular's operating expenses by $105 million in the first quarter. Expected synergies from the merger of Cingular and AT&T Wireless operations are on plan and will drive greater cost savings in the second half of 2005, the company noted.

         [X] Normalized to exclude direct merger integration costs, Cingular's first-quarter OIBDA service margin was 25.5 percent, a sequential increase of 210 basis points. First-quarter OIBDA service margin included negative pressure of more than 180 basis points, when compared to the fourth quarter of 2004, in connection with roaming and other costs on networks recently sold to T-Mobile. In addition, purchase and other integration costs added $263 million of operating expenses during the quarter. This amount is net of $486 million in amortization of intangibles that were acquired as part of the merger with AT&T Wireless, partially offset by purchase accounting adjustments to reduce depreciation associated with property, plant and equipment.

In the first quarter, to be consistent with industry practices, Cingular's income statement presentation was changed for the current and prior-year periods to reflect, as revenues, the gross receipts tax and other fees billed to our customers and to reflect, as expenses, the taxes assessed by the various state jurisdictions. The impact of this reclassification was an increase in first-quarter revenue and expense of $39 million. Similar revenue and expense increases for the same quarter a year ago were $25 million. Operating income and net income for all periods were unaffected by this reclassification in income-statement presentation.

FIRST-QUARTER HIGHLIGHTS AND INITIATIVES

         [X] Cingular's Business Markets group continued its leadership in offering solutions to virtually every type of business customer - from large enterprises, to mid-size companies, small businesses, government agencies, and colleges and universities. Cingular serves 95 of the Fortune 100 companies and counts more than 80 percent of the Fortune 500 and well over 1,200 federal, state and local government agencies as customers. New customers this quarter include, among many others, Acuity Brands, Inc., the State of Tennessee, University of Indiana, State of Missouri Highway Patrol, State of Georgia Department of Health and Human Services, City of Scottsdale, and County of Milwaukee.

         [X] Through roaming agreements with other wireless carriers, the company increased the breadth of the fastest national wireless data network in the United States -- EDGE -- to cover more than 250 million people, with availability in 13,000 cities and towns and along nearly 40,000 miles of interstate highways across the country.

         [X] Cingular continued to move forward with plans to deploy UMTS (Universal Mobile Telecommunications System) 3G network technology with HSDPA (High-Speed Downlink Packet Access). UMTS with HSDPA provides superior speeds for data and video services, and it delivers outstanding operating efficiencies, using the same spectrum and infrastructure for voice and data on an IP-based platform. Cingular expects to have UMTS/HSDPA deployed in 15 to 20 markets by the end of the year.

         [X] Cingular sponsored the fourth season of the wildly popular American Idol, which has contributed to the growth of text messaging in the United States and to the company's own text messaging traffic.

         [X] Cingular also brought out an array of exciting new devices for consumers. One, among many others, was the Sony Ericsson 710, an innovatively designed Cingular exclusive that doubles as a digital camera, complete with a photo light and lens cover. It lets the user take print-quality pictures and record video clips. Another was the tri-band Samsung p777, which comes with MP3 technologies and up to one hour of video recording capabilities.

         [X] The company and its partners introduced several business solutions enabled for its EDGE network, including the first high-speed wide area wireless solutions for healthcare, the first commercially available wireless back-up solution for companies' critical data, and the first national unlimited EDGE/Wi-Fi plan. Cingular also certified Sybase's popular suite of iAnywhere mobile workforce solutions for its EDGE network.

FIRST-QUARTER CONFERENCE CALL
In addition, today, April 20, 2005, the company will hold a conference call with the investment community beginning at 10:00 a.m. (ET). During the call, we will discuss our operational and financial results for the first quarter.

The conference call will be webcast and archived on our website at www.cingular.com/investor for 30 days, as well as on the websites of SBC Communications Inc. and BellSouth Corp.

Cingular's first-quarter news release and downloadable financial statements will be available on the company's website beginning at 6:00 a.m. (ET) on April 20.

Dial-in information for the conference call is as follows:
Domestic:         866-406-3487
International:    630-691-2771

Replay:           877-213-9653
                  (Domestic)
                  Replay:            630-652-3041
                  (International)
                  Passcode:        11195163
                  Replays will be available for five days.

* First-quarter revenues included $55 million in revenues from properties not yet divested, which were not included in pro forma results for 2004. Had the $55 million been excluded from first-quarter results, the revenue increase would have been 4.6 percent.

                               *       *      *


About Cingular Wireless
        Cingular Wireless is the largest wireless carrier in the United States, Serving 50.4 million customers. Cingular, a joint venture between SBC

Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation -- the ALLOVER(SM) network - and the largest mobile-to-mobile community of any national wireless carrier. Cingular is the only U.S. wireless carrier to offer Rollover(SM), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com . Get Cingular Wireless press releases e-mailed to you automatically. Sign up at http://www.cingular.com/newsroom .


FORWARD-LOOKING INFORMATION
    In addition to historical information, this document and the conference calls referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

    -- the pervasive and intensifying competition in all markets where Cingular operates;

    -- failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

    -- problems associated with the transition of Cingular's network to high-speed technologies;

    -- slow growth of Cingular's data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

    -- sluggish economic and employment conditions in the markets Cingular serves;

    -- the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

    -- enactment of additional state and federal laws, regulations and requirements pertaining to Cingular's operations; and

    --  the outcome of pending or threatened complaints and litigation.

    Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

CINGULAR WIRELESS LLC

                                                                    EXHIBIT 99.1


ATTACHMENT - FINANCIAL INFORMATION

OIBDA

OIBDA is defined as operating income (loss) before depreciation and amortization. Although we have used substantively similar measures in the past, we now use the term OIBDA to describe the measure we use as it more clearly reflects the elements of the measure. OIBDA margin is calculated as OIBDA divided by services revenue. These are non-GAAP financial measures. They differ from operating income (loss), as calculated in accordance with GAAP, in that they exclude depreciation and amortization. They differ from net income (loss), as calculated in accordance with GAAP, in that they exclude, as presented in our Consolidated Statement of Income: (i) depreciation and amortization, (ii) interest expense, (iii) minority interest expense, (iv) equity in net income
(loss) of affiliates, (v) other, net, and (vi) provision (benefit) for income taxes. We believe these measures are relevant and useful information to our investors as they are an integral part of our internal management reporting and planning processes and are important metrics our management uses to evaluate the operating performance of our consolidated operations. They are used by management as a measurement of our success in acquiring, retaining, and servicing customers because we believe these measures reflect our ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing our performance with that of many of our competitors. The components of OIBDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Lastly, we use this measure for planning purposes and in presentations to our board of directors, and we use multiples of this current or projected measure in our discounted cash flow models to determine the value of our licensing costs and our overall enterprise valuation.

OIBDA excludes other, net, minority interest expense and equity in net income
(loss) of affiliates, as these do not reflect the operating results of our subscriber base and our national footprint that we utilize to obtain and service our subscribers. Equity in net income (loss) of affiliates represents our proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. As we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. Although excluded, equity in net income (loss) of affiliates may include results that are material to our overall net income (loss). We may record impairment charges in the future related to our investments if there are declines in the fair values of our investments, which we deem to be other than temporary. OIBDA also excludes interest expense and the provision (benefit) for income taxes. Excluding these items eliminates the expenses associated with our capitalization and tax structures. Finally, OIBDA excludes depreciation and amortization, in order to eliminate the impact of capital investments.

We believe OIBDA as a percentage of services revenue to be a more relevant measure of our operating margin than OIBDA as a percentage of total revenue. We generally subsidize a portion of our handset sales, all of which are recognized in the period in which we sell the handset. This results in a disproportionate impact on our margin in that period. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing services revenue that is generated by the subscriber. We also use services revenue to calculate margin to facilitate comparison, both internally and externally, with our competitors, as they calculate their margins using services revenue as well.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing these performance measures as we calculate them to similar performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation and amortization, interest, and tax expense, and equity in net income (loss) of affiliates that directly affect our net income or loss. Management compensates for these limitations by carefully analyzing how our competitors present performance

CINGULAR WIRELESS LLC

                                                                    EXHIBIT 99.1

measures that are similar in nature to OIBDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss) as calculated in accordance with GAAP. OIBDA and OIBDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. OIBDA and OIBDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.

Pro Forma Financial Results and ARPU

Pro forma financial results and pro forma ARPU are used to provide more meaningful period to period comparisons of reported financial results and ARPU. These unaudited pro forma measures include financial results from acquired properties, exclude results from divested operations, and reflect intercompany eliminations and other adjustments for such periods. Our ARPU calculation excludes Mobitex data revenues and thereby makes our metric more comparable with other wireless carriers.

Pro forma financial results are calculated in accordance with GAAP. For further detail regarding other pro forma combined historical financial information, see the information filed by Cingular on Form 8-K dated October 25, 2004, as amended on November 29, 2004 and March 11, 2005. The unaudited pro forma information is not intended to represent or be indicative of the results of Cingular that would have been reported had the merger and the above mentioned items been completed as of the dates presented, and should not be taken as representative of the future results of Cingular.

ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period. This metric is used to compare the recurring revenue amounts generated on our cellular/PCS network to prior periods and internal targets. We believe that this metric provides useful information concerning the performance of our ongoing initiatives to attract and retain high value customers and the use of our network.

Normalized Financial Results

Normalized financial results are presented to remove the tax-effected integration costs resulting from our acquisition of AT&T Wireless. We believe that this provides more meaningful period to period comparisons of reported financial results.

Financial Results and Reconciliations

CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)

                                                        QUARTER ENDED                           YEAR TO DATE
                                           --------------------------------------  --------------------------------------
                                            3/31/2005     3/31/2004     % CHANGE    3/31/2005     3/31/2004     % CHANGE
                                           -----------  -------------  ----------  -----------  -------------  ----------
                                                         (Restated)                              (Restated)
Operating revenues:
      Service revenues                     $     7,419  $       3,583    107.1%    $     7,419  $       3,583    107.1%
      Equipment sales                              810            384    110.9%            810            384    110.9%
                                           -----------  -------------    -----     -----------  -------------    -----
           Total operating revenues              8,229          3,967    107.4%          8,229          3,967    107.4%
                                           -----------  -------------    -----     -----------  -------------    -----
Operating expenses:

      Cost of services                           2,144            955    124.5%          2,144            955    124.5%
      Cost of equipment sales                    1,295            537    141.2%          1,295            537    141.2%
      Selling, general and administrative        3,001          1,372    118.7%          3,001          1,372    118.7%
      Depreciation and amortization              1,675            553    202.9%          1,675            553    202.9%
                                           -----------  -------------    -----     -----------  -------------    -----
           Total operating expenses              8,115          3,417    137.5%          8,115          3,417    137.5%
                                           -----------  -------------    -----     -----------  -------------    -----
Operating income (loss)                            114            550    (79.3%)           114            550    (79.3%)
                                           -----------  -------------    -----     -----------  -------------    -----
Interest expense                                   338            198     70.7%            338            198     70.7%
                                           -----------  -------------    -----     -----------  -------------    -----
Minority interest expense                           16             27    (40.7%)            16             27    (40.7%)
                                           -----------  -------------   ------     -----------  -------------    -----
Equity in net income (loss) of affiliates            2           (108)  (101.9%)             2           (108)  (101.9%)
                                           -----------  -------------   ------     -----------  -------------   ------
Other income (expense), net                         20              4    400.0%             20              4    400.0%
                                           -----------  -------------    -----     -----------  -------------    -----
Income (loss) before income tax and cum.
effect of acctng. chg.                            (218)           221   (198.6%)          (218)           221   (198.6%)
                                           -----------  -------------   ------     -----------  -------------   ------
Provision (benefit) for income taxes                22              6    266.7%             22              6    266.7%
                                           -----------  -------------   ------     -----------  -------------   ------
Income (loss) before cumulative effect of
accounting change                                 (240)           215   (211.6%)          (240)           215   (211.6%)
                                           -----------  -------------   ------     -----------  -------------   ------

SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                        QUARTER ENDED                           YEAR TO DATE
                                           --------------------------------------  --------------------------------------
                                            3/31/2005    3/31/2004      % CHANGE    3/31/2005     3/31/2004     % CHANGE
(Amounts in millions, except customer      -----------  -------------  ----------  -----------  -------------  ----------
data in 000s)                                            (Restated)                              (Restated)
OIBDA(1)                                   $     1,789  $       1,103     62.2%    $     1,789  $       1,103     62.2%
OIBDA margin(2)                                   24.1%          30.8%    -670 BP         24.1%          30.8%    -670 BP
Total Cellular/PCS Customers(3)                 50,369         24,618    104.6%         50,369         24,618    104.6%
Net Customer Additions - Cellular/PCS            1,419            554    156.1%          1,419            554    156.1%
M&A Activity, Partitioned Customers and/or
  Other Adjs.                                     (159)            37                     (159)            37
Churn - Cellular/PCS(4)                            2.2%           2.7%     -50 BP          2.2%           2.7%     -50 BP
ARPU - Cellular/PCS(5)                     $     49.59  $       48.30      2.7%    $     49.59  $       48.30      2.7%
Minutes Of Use Per Cellular/PCS Subscriber         508            488      4.1%            508            488      4.1%
Licensed POPs - Cellular/PCS(6)                    292            240                      292            240
Penetration - Cellular/PCS(7)                     17.7%          10.9%                    17.7%          10.9%
Total Capital Investments(8)                     1,171            466    151.3%          1,171            466    151.3%

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                        QUARTER ENDED                           YEAR TO DATE
                                           --------------------------------------  -------------------------------------
                                            3/31/2005    3/31/2004     % CHANGE    3/31/2005     3/31/2004     % CHANGE
                                           -----------  -------------  ----------  -----------  -------------  ---------
                                                         (Restated)                              (Restated)
Income (loss) before cumulative effect
 of accounting change                             (240)           215   (211.6%)          (240)           215   (211.6%)
  Plus: Interest expense                           338            198     70.7%            338            198     70.7%
  Plus: Minority interest expense                   16             27    (40.7%)            16             27    (40.7%)
  Plus: Equity in net loss of affiliates            (2)           108   (101.9%)            (2)           108   (101.9%)
  Plus: Other, net                                 (20)            (4)   400.0%            (20)            (4)   400.0%
  Plus: Provision (benefit) for income
   taxes                                            22              6    266.7%             22              6    266.7%
                                           -----------  -------------    -----     -----------  -------------    -----
Operating income (loss)                            114            550    (79.3%)           114            550    (79.3%)
  Plus: Depreciation and amortization            1,675            553    202.9%          1,675            553    202.9%
                                           -----------  -------------    -----     -----------  -------------    -----
OIBDA(1)                                   $     1,789  $       1,103    62.2%     $     1,789  $       1,103     62.2%

Capital Expenditures                               971            334    190.7%            971            334    190.7%
  Plus: Capital investments in equity
   affiliates                                      200            132     51.5%            200            132     51.5%
                                           -----------  -------------    -----     -----------  -------------    -----
TOTAL CAPITAL INVESTMENTS(8)               $     1,171  $         466    151.3%    $     1,171  $         466    151.3%

Investments in and Advances to Equity
 Affiliates                                        199            132     50.8%            199            132     50.8%
  Less: Dividends received from equity
   affiliates                                       (1)             -   (100.0%)            (1)             -   (100.0%)
  Less: Advances to Salmon                           -              -      0.0%              -              -      0.0%
  Less: Repayments of advances to Salmon             -              -      0.0%              -              -      0.0%
                                           -----------  -------------     ----     -----------  -------------     ----
CAPITAL INVESTMENTS IN EQUITY AFFILIATES   $       200  $         132     51.5%    $       200  $         132     51.5%

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

Notes:

(1) OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income:
      (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

(2)   OIBDA margin is defined as OIBDA divided by service revenues.

(3) Cellular/PCS customers include customers served through reseller agreements.

(4) Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

(5) ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

(6) Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

(7) Penetration calculation for 1Q05 is based on licensed "operational" POP's of 285 million.

(8) Total capital investments includes capital expenditures made by Cingular and cash/capital contributed to the joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC
Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions)

                                                                              NORMALIZED ITEM
                                                                              ---------------
                                                                                INTEGRATION
                                                                      GAAP       COSTS(1)     NORMALIZED
Quarter Ended March 31, 2005                                        ---------   -----------   ----------
Operating revenues:
      Service revenues                                              $   7,419   $         0    $   7,419
      Equipment sales                                                     810             -          810
                                                                    ---------   -----------   ----------
           Total operating revenues                                     8,229             -        8,229
                                                                    ---------   -----------   ----------
Operating expenses:
      Cost of services                                                  2,144            (3)       2,141
      Cost of equipment sales                                           1,295             -        1,295
      Selling, general and administrative                               3,001          (102)       2,899
      Depreciation and amortization                                     1,675             -        1,675
                                                                    ---------   -----------   ----------
           Total operating expenses                                     8,115          (105)       8,010
                                                                    ---------   -----------   ----------
Operating income (loss)                                                   114           105          219
Interest expense                                                          338             -          338
Minority interest expense                                                  16             -           16
Equity in net income (loss) of affiliates                                   2             -            2
Other income (expense), net                                                20             -           20
                                                                    ---------   -----------   ----------
Income (loss) before income tax and cum. effect of acctng. chg.          (218)          105         (113)
                                                                    ---------   -----------   ----------
Provision (benefit) for income taxes                                       22            17           39
                                                                    ---------   -----------   ----------
Income (loss) before cumulative effect of accounting change              (240)           88         (152)
                                                                    ---------   -----------   ----------

                                                                               NORMALIZED ITEM
                                                                               ---------------
                                                                                INTEGRATION
                                                                      GAAP       COSTS(1)     NORMALIZED
Year to Date - March 31, 2005                                       ---------   -----------   ----------
Operating revenues:
      Service revenues                                              $   7,419   $         0   $    7,419
      Equipment sales                                                     810             -          810
                                                                    ---------   -----------   ----------
           Total operating revenues                                     8,229             -        8,229
                                                                    ---------   -----------   ----------
Operating expenses:
      Cost of services                                                  2,144            (3)       2,141
      Cost of equipment sales                                           1,295             -        1,295
      Selling, general and administrative                               3,001          (102)       2,899
      Depreciation and amortization                                     1,675             -        1,675
                                                                    ---------   -----------   ----------
           Total operating expenses                                     8,115          (105)       8,010
                                                                    ---------   -----------   ----------
Operating income (loss)                                                   114           105          219
Interest expense                                                          338             -          338
Minority interest expense                                                  16             -           16
Equity in net income (loss) of affiliates                                   2             -            2
Other income (expense), net                                                20             -           20
                                                                    ---------   -----------   ----------
Income (loss) before income tax and cum. effect of acctng. chg.          (218)          105         (113)
                                                                    ---------   -----------   ----------
Provision (benefit) for income taxes                                       22            17           39
                                                                    ---------   -----------   ----------
Income (loss) before cumulative effect of accounting change              (240)           88         (152)
                                                                    ---------   -----------   ----------

NOTES TO NORMALIZED FINANCIAL DATA

Our normalized earnings have been adjusted for the following:

(1) Tax-effected integration costs resulting from the Cingular acquisition of AT&T Wireless.

CINGULAR WIRELESS LLC INCOME STATEMENT, NORMALIZED - amounts in millions (unaudited)

                                                                       QUARTER ENDED                        YEAR TO DATE
                                                            -----------------------------------  -----------------------------------
                                                              3/31/2005    3/31/2004  % CHANGE     3/31/2005    3/31/2004  % CHANGE
                                                            ------------  ----------  ---------  ------------  ----------  ---------
                                                            (Normalized)  (Restated)             (Normalized)  (Restated)
Operating revenues:
      Service revenues                                      $     7,419   $   3,583     107.1%   $     7,419   $   3,583     107.1%
      Equipment sales                                               810         384     110.9%           810         384     110.9%
                                                            -----------   ---------   -------    -----------   ---------   -------
            Total operating revenues                              8,229       3,967     107.4%         8,229       3,967     107.4%
                                                            -----------   ---------   -------    -----------   ---------   -------
Operating expenses:
      Cost of services                                            2,141         955     124.2%         2,141         955     124.2%
      Cost of equipment sales                                     1,295         537     141.2%         1,295         537     141.2%
      Selling, general and administrative                         2,899       1,372     111.3%         2,899       1,372     111.3%
      Depreciation and amortization                               1,675         553     202.9%         1,675         553     202.9%
                                                            -----------   ---------   -------    -----------   ---------   -------
            Total operating expenses                              8,010       3,417     134.4%         8,010       3,417     134.4%
                                                            -----------   ---------   -------    -----------   ---------   -------
Operating income (loss)                                             219         550     (60.2%)          219         550     (60.2%)
                                                            -----------   ---------   -------    -----------   ---------   -------
Interest expense                                                    338         198      70.7%           338         198      70.7%
                                                            -----------   ---------   -------    -----------   ---------   -------
Minority interest expense                                            16          27     (40.7%)           16          27     (40.7%)
                                                            -----------   ---------   -------    -----------   ---------   -------
Equity in net income (loss) of affiliates                             2        (108)   (101.9%)            2        (108)   (101.9%)
                                                            -----------   ---------   -------    -----------   ---------   -------
Other income (expense), net                                          20           4     400.0%            20           4     400.0%
                                                            -----------   ---------   -------    -----------   ---------   -------
Income (loss) before income tax and cum. effect of
      acctng. chg.                                                 (113)        221    (151.1%)         (113)        221    (151.1%)
                                                            -----------   ---------   -------    -----------   ---------   -------
Provision (benefit) for income taxes                                 39           6     550.0%            39           6     550.0%
                                                            -----------   ---------   -------    -----------   ---------   -------
Income (loss) before cumulative effect of accounting
      change                                                       (152)        215    (170.7%)         (152)        215    (170.7%)
                                                            -----------   ---------   -------    -----------   ---------   -------

SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                                       QUARTER ENDED                        YEAR TO DATE
                                                            ----------------------------------  ----------------------------------
                                                              3/31/2005    3/31/2004  % CHANGE    3/31/2005    3/31/2004  % CHANGE
                                                            ------------  ----------  --------  ------------  ----------  --------
(Amounts in millions, except customer data in 000s)         (Normalized)  (Restated)            (Normalized)  (Restated)
OIBDA - normalized (1)                                      $    1,894    $   1,103      71.7%  $    1,894    $   1,103      71.7%
OIBDA margin - normalized (2)                                     25.5%        30.8%     -530 BP      25.5%        30.8%     -530 BP
Total Cellular/PCS Customers (3) **                             50,369       24,618     104.6%      50,369       24,618     104.6%
Net Customer Additions - Cellular/PCS **                         1,419          554     156.1%       1,419          554     156.1%
M&A Activity, Partitioned Customers and/or Other Adjs. **         (159)          37                   (159)          37
Churn - Cellular/PCS (4) **                                        2.2%         2.7%      -50 BP       2.2%         2.7%      -50 BP
ARPU - Cellular/PCS (5) **                                  $    49.59    $   48.30       2.7%  $    49.59    $   48.30       2.7%
Minutes Of Use Per Cellular/PCS Subscriber **                      508          488       4.1%         508          488       4.1%
Licensed POPs - Cellular/PCS (6) **                                292          240                    292          240
Penetration - Cellular/PCS (7) **                                 17.7%        10.9%                  17.7%        10.9%
Total Capital Investments (8) **                                 1,171          466     151.3%       1,171          466     151.3%

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (Unaudited)

                                                                        QUARTER ENDED                        YEAR TO DATE
                                                             ----------------------------------  ----------------------------------
                                                               3/31/2005    3/31/2004  % CHANGE   3/31/2005    3/31/2004  % CHANGE
                                                             ------------  ----------  --------  ------------  ---------- ---------
                                                             (Normalized)  (Restated)            (Normalized)  (Restated)
Income (loss) before cumulative effect of accounting change       (152)       215      (170.7%)        (152)         215   (170.7%)
  Plus:  Interest expense                                          338        198        70.7%          338          198     70.7%
  Plus:  Minority interest expense                                  16         27       (40.7%)          16           27    (40.7%)
  Plus:  Equity in net loss of affiliates                           (2)       108      (101.9%)          (2)         108   (101.9%)
  Plus:  Other, net                                                (20)        (4)      400.0%          (20)          (4)   400.0%
  Plus:  Provision (benefit) for income taxes                       39          6       550.0%           39            6    550.0%
                                                             ---------     ------      ------    ----------    ---------  -------
Operating income (loss)                                            219        550       (60.2%)         219          550    (60.2%)
  Plus:  Depreciation and amortization                           1,675        553       202.9%        1,675          553    202.9%
                                                             ---------     ------      ------    ----------    ---------  -------
OIBDA - NORMALIZED (1)                                       $   1,894     $1,103        71.7%   $    1,894    $   1,103     71.7%

OIBDA margin (2)                                                  24.1%      30.8%       -670 BP       24.1%        30.8%    -670 BP
  Plus:  OIBDA margin, merger integration expenses                 1.4%         -                       1.4%           -
OIBDA MARGIN - NORMALIZED                                         25.5%      30.8%       -530 BP       25.5%        30.8%    -530 BP

Capital Expenditures                                               971        334       190.7%          971          334    190.7%
  Plus:  Capital investments in equity affiliates                  200        132        51.5%          200          132     51.5%
                                                             ---------     ------      ------    ----------    ---------  -------
TOTAL CAPITAL INVESTMENTS (8) **                                 1,171        466       151.3%        1,171          466    151.3%

Investments in and Advances to Equity Affiliates                   199        132        50.8%          199          132     50.8%
  Less:  Dividends received from equity affiliates                  (1)         -      (100.0%)          (1)           -   (100.0%)
  Less:  Advances to Salmon                                          -          -         0.0%            -            -      0.0%
  Less:  Repayments of advances to Salmon                            -          -         0.0%            -            -      0.0%
                                                             ---------     ------      ------    ----------    ---------  -------
CAPITAL INVESTMENTS IN EQUITY AFFILIATES  **                 $     200     $  132        51.5%   $      200    $     132     51.5%

** Metrics and calculations are not impacted by the 1Q05 and YTD 2005 normalization of merger integration costs.

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

Notes:

(1) OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
    (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

(2) OIBDA margin is defined as OIBDA divided by service revenues.

(3) Cellular/PCS customers include customers served through reseller agreements.

(4) Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

(5) ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

(6) Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

(7) Penetration calculation for 1Q05 is based on licensed "operational" POP's of 285 million.

(8) Total capital investments includes capital expenditures made by Cingular and cash/capital contributed to the joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)

                                            FULL YEAR
                                            ---------
                                              2002      03/31/2003 06/30/2003   09/30/2003   12/31/2003   03/31/2004
                                            ----------  ---------- ----------   ----------   ----------   ----------
                                            (Restated)  (Restated) (Restated)   (Restated)   (Restated)   (Restated)
Operating revenues:
       Service revenues                       $13,922     $3,414     $3,643       $3,701       $3,559       $3,583
       Equipment sales                            981        244        255          383          378          384
                                              -------     ------     ------       ------       ------       ------
            Total operating revenues           14,903      3,658      3,898        4,084        3,937        3,967
                                              -------     ------     ------       ------       ------       ------
Operating expenses:
       Cost of services                         3,594        849        921        1,035          970          955
       Cost of equipment sales                  1,535        396        451          606          578          537
       Selling, general and administrative      5,429      1,218      1,271        1,442        1,497        1,372
       Depreciation and amortization            1,849        488        508          521          572          553
                                              -------     ------     ------       ------       ------       ------
            Total operating expenses           12,407      2,951      3,151        3,604        3,617        3,417
                                              -------     ------     ------       ------       ------       ------
Operating income (loss)                         2,496        707        747          480          320          550
                                              -------     ------     ------       ------       ------       ------
Interest expense                                  911        225        230          197          204          198
                                              -------     ------     ------       ------       ------       ------
Minority interest expense                         123         24         35           25           17           27
                                              -------     ------     ------       ------       ------       ------
Equity in net income (loss) of affiliates        (274)       (74)       (78)         (90)         (91)        (108)
                                              -------     ------     ------       ------       ------       ------
Other income (expense), net                        29         26          7            4            4            4
                                              -------     ------     ------       ------       ------       ------
Income (loss) before income tax and
cum. effect of acctng. chg.                     1,217        410        411          172           12          221
                                              -------     ------     ------       ------       ------       ------
Provision (benefit) for income taxes               12          2         12            6            8            6
                                              -------     ------     ------       ------       ------       ------
Income (loss) before cumulative effect
of accounting change                            1,205        408        399          166            4          215
                                              -------     ------     ------       ------       ------       ------

                                            06/30/2004  09/30/2004 12/31/2004   03/31/2005
                                            ----------  ---------  ----------   ----------
                                            (Restated) (Restated)  (Revised)
Operating revenues:
       Service revenues                       $3,833     $3,873     $6,313        $7,419
       Equipment sales                           354        419        806           810
                                              ------     ------     ------        ------
            Total operating revenues           4,187      4,292      7,119         8,229
                                              ------     ------     ------        ------
Operating expenses:
       Cost of services                          983      1,107      1,692         2,144
       Cost of equipment sales                   505        585      1,247         1,295
       Selling, general and administrative     1,463      1,567      2,947         3,001
       Depreciation and amortization             565        573      1,386         1,675
                                              ------     ------     ------        ------
            Total operating expenses           3,516      3,832      7,272         8,115
                                              ------     ------     ------        ------
Operating income (loss)                          671        460       (153)          114
                                              ------     ------     ------        ------
Interest expense                                 199        200        303           338
                                              ------     ------     ------        ------
Minority interest expense                         41         20         (2)           16
                                              ------     ------     ------        ------
Equity in net income (loss) of affiliates        (95)       (98)      (114)            2
                                              ------     ------     ------        ------
Other income (expense), net                        1          -         11            20
                                              ------     ------     ------        ------
Income (loss) before income tax and
cum. effect of acctng. chg.                      337        142       (557)         (218)
                                              ------     ------     ------        ------
Provision (benefit) for income taxes              (2)         -        (62)           22
                                              ------     ------     ------        ------
Income (loss) before cumulative effect
of accounting change                             339        142       (495)         (240)
                                              ------     ------     ------        ------

SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                            FULL YEAR
                                            ---------
                                               2002    03/31/2003  06/30/2003  09/30/2003  12/31/2003 03/31/2004
                                            ---------  ----------  ----------  ----------  ---------- ----------
                                            (Restated) (Restated)  (Restated)  (Restated)  (Restated) (Restated)
OIBDA (1)                                    $ 4,345     $ 1,195     $ 1,255     $ 1,001     $   892   $ 1,103
OIBDA margin (2)                                31.2%       35.0%       34.4%       27.0%       25.1%     30.8%
Integration Costs                            $     0     $     0     $     0     $     0     $     0   $     0
OIBDA - normalized                           $ 4,345     $ 1,195     $ 1,255     $ 1,001     $   892   $ 1,103
OIBDA margin - normalized                       31.2%       35.0%       34.4%       27.0%       25.1%     30.8%
Total Cellular/PCS Customers (3)              21,925      22,114      22,640      23,385      24,027    24,618
Net Customer Additions - Cellular/PCS            359         189         540         745         642       554
M&A Activity, Partitioned Customers
and/or Other Adjs.                               (32)          -         (14)          -           -        37
Churn - Cellular/PCS (4)                         2.8%        2.6%        2.5%        2.8%        2.8%      2.7%
ARPU - Cellular/PCS (5)                      $ 52.14     $ 51.07     $ 53.47     $ 52.80     $ 49.38   $ 48.30
Minutes Of Use Per Cellular/PCS Subscriber       390         405         445         456         475       488
Licensed POPs - Cellular/PCS (6)                 219         235         236         236         236       240
Penetration - Cellular/PCS (7)                  10.1%       10.0%       10.2%       10.6%       10.8%     10.9%
Total Cingular Interactive Customers             817         835         788         788         789       768
Net Customer Additions - Cingular
Interactive                                       84          18         (47)          -           1       (21)
Total Capital Investments (8)                  3,934         401         756       1,008       1,188       466

                                            06/30/2004  09/30/2004  12/31/2004  03/31/2005
                                            ----------  ----------  ----------  ----------
                                            (Restated)  (Restated)  (Revised)
OIBDA (1)                                    $ 1,236     $ 1,033     $ 1,233     $ 1,789
OIBDA margin (2)                                32.2%       26.7%       19.5%       24.1%
Integration Costs                            $     0     $    43     $   245     $   105
OIBDA - normalized                           $ 1,236     $ 1,076     $ 1,478     $ 1,894
OIBDA margin - normalized                       32.2%       27.8%       23.4%       25.5%
Total Cellular/PCS Customers (3)              25,044      25,672      49,109      50,369
Net Customer Additions - Cellular/PCS            428         657       1,713       1,419
M&A Activity, Partitioned Customers
and/or Other Adjs.                                (2)        (29)     21,724        (159)
Churn - Cellular/PCS (4)                         2.7%        2.8%        2.6%        2.2%
ARPU - Cellular/PCS (5)                      $ 50.75     $ 50.25     $ 49.51     $ 49.59
Minutes Of Use Per Cellular/PCS Subscriber       523         537         526         508
Licensed POPs - Cellular/PCS (6)                 243         243         290         292
Penetration - Cellular/PCS (7)                  11.1%       11.4%       17.2%       17.7%
Total Cingular Interactive Customers             735         653          NA          NA
Net Customer Additions - Cingular
Interactive                                      (33)        (82)         NA          NA
Total Capital Investments (8)                    989         645       1,772       1,171

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                     FULL YEAR
                                                     ---------
                                                        2002     03/31/2003  06/30/2003  09/30/2003  12/31/2003  03/31/2004
                                                     ----------  ----------  ----------  ----------  ----------  ----------
                                                     (Restated)  (Restated)  (Restated)  (Restated)  (Restated)  (Restated)
Income (loss) before cumulative effect of
 accounting change                                      1,205         408         399        166           4          215
  Plus:  Interest expense                                 911         225         230        197         204          198
  Plus:  Minority interest expense                        123          24          35         25          17           27
  Plus:  Equity in net loss of affiliates                 274          74          78         90          91          108
  Plus:  Other, net                                       (29)        (26)         (7)        (4)         (4)          (4)
  Plus:  Provision (benefit) for income taxes              12           2          12          6           8            6
                                                      -------      ------      ------     ------      ------       ------
Operating income (loss)                                 2,496         707         747        480         320          550
  Plus:  Depreciation and amortization                  1,849         488         508        521         572          553
                                                      -------      ------      ------     ------      ------       ------
OIBDA (1)                                             $ 4,345      $1,195      $1,255     $1,001      $  892       $1,103
  Plus:  Integration costs                                  -           -           -          -           -            -
                                                      -------      ------      ------     ------      ------       ------
OIBDA - NORMALIZED (1)                                $ 4,345      $1,195      $1,255     $1,001      $  892       $1,103

Capital Expenditures                                    3,085         327         668        773         966          334
  Plus:  Capital investments in equity affiliates         849          74          88        235         222          132
                                                      -------      ------      ------     ------      ------       ------
TOTAL CAPITAL INVESTMENTS (8)                         $ 3,934        $401      $  756     $1,008      $1,188       $  466

Investments in and Advances to Equity Affiliates          450          74          87        234         221          132
  Less:  Dividends received from equity affiliates         (3)          -          (1)        (1)         (1)           -
  Less:  Advances to Salmon                                25           -           -          -           -            -
  Less:  Repayments of advances to Salmon                (421)          -           -          -           -            -
                                                      -------      ------      ------     ------      ------       ------
CAPITAL INVESTMENTS IN EQUITY AFFILIATES              $   849      $   74      $   88     $  235      $  222       $  132

Service revenues                                       13,922       3,414       3,643      3,701       3,559        3,583
  Less:  Mobitex data revenues                            189          55          53         54          58           58
                                                      -------      ------      ------     ------      ------       ------
SERVICE REVENUES USED TO CALCULATE ARPU               $13,733      $3,359      $3,590     $3,647      $3,501       $3,525

                                                      06/30/2004   09/30/2004   12/31/2004   03/31/2005
                                                      ----------   ----------   ----------   ----------
                                                      (Restated)   (Restated)    (Revised)
Income (loss) before cumulative effect of
 accounting change                                         339          142         (495)        (240)
  Plus:  Interest expense                                  199          200          303          338
  Plus:  Minority interest expense                          41           20           (2)          16
  Plus:  Equity in net loss of affiliates                   95           98          114           (2)
  Plus:  Other, net                                         (1)           -          (11)         (20)
  Plus:  Provision (benefit) for income taxes               (2)           -          (62)          22
                                                        ------      -------       ------       ------
Operating income (loss)                                    671          460         (153)         114
  Plus:  Depreciation and amortization                     565          573        1,386        1,675
                                                        ------      -------       ------       ------
OIBDA (1)                                               $1,236      $ 1,033       $1,233       $1,789
  Plus:  Integration costs                                   -           43          245          105
                                                        ------      -------       ------       ------
OIBDA - NORMALIZED (1)                                  $1,236      $ 1,076       $1,478       $1,894

Capital Expenditures                                       783          634        1,698          971
  Plus:  Capital investments in equity affiliates          206           11           74          200
                                                        ------      -------       ------       ------
TOTAL CAPITAL INVESTMENTS (8)                           $  989      $   645       $1,772       $1,171

Investments in and Advances to Equity Affiliates           206           10           74          199
  Less:  Dividends received from equity affiliates           -           (1)           -           (1)
  Less:  Advances to Salmon                                  -            -            -            -
  Less:  Repayments of advances to Salmon                    -            -            -            -
                                                        ------      -------       ------       ------
CAPITAL INVESTMENTS IN EQUITY AFFILIATES                $  206      $    11       $   74       $  200

Service revenues                                         3,833        3,873        6,313        7,419
  Less:  Mobitex data revenues                              59           54           36           18
                                                        ------      -------       ------       ------
SERVICE REVENUES USED TO CALCULATE ARPU                 $3,774      $ 3,819       $6,277       $7,401

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

In 2003, to be consistent with industry practices, historical consolidated statements of income for all periods presented were reclassified to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as operating revenues and the costs related to payments into the associated regulatory funds as operating expenses. Similar reclassifications have also been made to 2003 and 2004 historical results for certain gross receipts taxes and other fees which are billed to our customers. Operating income and net income for all periods were unaffected.

Notes:

(1) OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
    (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

(2) OIBDA margin is defined as OIBDA divided by service revenues.

(3) Cellular/PCS customers include customers served through reseller agreements.

(4) Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

(5) ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

(6) Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

(7) Penetration calculation for 1Q05 is based on licensed "operational" POP's of 285 million.

(8) Total capital investments includes capital expenditures made by Cingular and cash/capital contributed to the joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC BALANCE SHEET - amounts in millions (unaudited)

                                                03/31/2005    12/31/2004    INCR(DECR)     % + / -
                                                ----------    ----------    ----------    --------
                                                              (audited)
                                                              (Revised)
ASSETS
Current assets:
 Cash and cash equivalents                           209           352         (143)      (40.6%)
 Accounts receivable - net of allowance for
  doubtful accounts                                3,220         3,448         (228)       (6.6%)
 Inventories                                         492           690         (198)      (28.7%)
 Prepaid expenses and other current assets           985         1,080          (95)       (8.8%)
                                                  ------        ------       ------       -----
  TOTAL CURRENT ASSETS                             4,906         5,570         (664)      (11.9%)
Property, plant and equipment - net               21,516        21,958         (442)       (2.0%)
Intangible assets - net                           50,506        51,338         (832)       (1.6%)
Other assets                                       3,544         3,372          172         5.1%
                                                  ------        ------       ------       -----
  TOTAL ASSETS                                    80,472        82,238       (1,766)       (2.1%)

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
 Debt maturing within one year                     2,197         2,158           39         1.8%
 Accounts payable and accrued liabilities          5,382         5,825         (443)       (7.6%)
                                                  ------        ------       ------       -----
  TOTAL CURRENT LIABILITIES                        7,579         7,983         (404)       (5.1%)
Long-term debt to affiliates                       9,628         9,628            -         0.0%
Long-term debt to external parties                13,140        14,229       (1,089)       (7.7%)
                                                  ------        ------       ------       -----
  TOTAL LONG-TERM DEBT                            22,768        23,857       (1,089)       (4.6%)
Other noncurrent liabilities                       5,212         5,253          (41)       (0.8%)
Minority interests in consolidated entities          619           609           10         1.6%
Members' capital                                  44,294        44,536         (242)       (0.5%)
                                                  ------        ------       ------       -----
   TOTAL LIABILITIES AND MEMBERS' CAPITAL         80,472        82,238       (1,766)       (2.1%)

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

CINGULAR WIRELESS LLC PRO FORMA INCOME STATEMENT - amounts in millions
(unaudited)

On October 26, 2004, Cingular acquired AT&T Wireless, combining substantially all of their respective domestic wireless operations. The following tables present selected unaudited pro forma combined consolidated financial statements and key operating metrics for the new combined entity. Although we believe this presentation provides meaningful comparative information for existing operations, it is not intended to represent or be indicative of the consolidated results of operations or financial condition of Cingular that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Cingular.

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information regarding this restatement. In conjunction with this restatement, on March 11, 2005, we filed an amended Form 8-K report to restate the pro forma financial information as originally contained in our Form 8-K/A filed on November 29, 2004. In addition, the unaudited proforma results reflect reclassifications to 2003 and 2004 for certain gross receipts taxes and other fees which are billed to our customers.

                                                                                              PRO FORMA
                                                                                              ---------
                                                                  03/31/2003    06/30/2003    09/30/2003    12/31/2003    03/31/2004
                                                                  ----------    ----------    ----------    ----------    ----------
                                                                  (Restated)    (Restated)    (Restated)    (Restated)    (Restated)
Operating revenues:
      Service revenues                                              $6,921        $7,318        $7,509        $7,232        $7,093
      Equipment sales                                                  461           486           700           705           722
                                                                    ------        ------        ------        ------        ------
           Total operating revenues                                  7,382         7,804         8,209         7,937         7,815
                                                                    ------        ------        ------        ------        ------
Operating expenses:
      Cost of services                                               1,705         1,857         2,036         1,920         1,860
      Cost of equipment sales                                          858           917         1,095         1,193         1,117
      Selling, general and administrative                            2,587         2,674         2,879         3,166         2,853
      Depreciation and amortization                                  1,515         1,469         1,589         1,551         1,515
                                                                    ------        ------        ------        ------        ------
           Total operating expenses                                  6,665         6,917         7,599         7,830         7,345
                                                                    ------        ------        ------        ------        ------
Operating income                                                       717           887           610           107           470
                                                                    ------        ------        ------        ------        ------
Interest expense                                                       348           369           341           346           340
Minority interest expense                                               28            37            28            16            27
Equity in net income (loss) of affiliates                               27            39           (20)          176           (20)
Other income (expense), net                                              -            59            23            (1)           46
                                                                    ------        ------        ------        ------        ------
Income (loss) before income tax and cum. effect of acctng. chg.        368           579           244           (80)          129
                                                                    ------        ------        ------        ------        ------
Provision for income taxes                                              75           133            50            38            30
                                                                    ------        ------        ------        ------        ------
Income (loss) before cumulative effect of accounting change            293           446           194          (118)           99
                                                                    ------        ------        ------        ------        ------

                                                                                PRO FORMA
                                                                                ---------
                                                                  06/30/2004    09/30/2004    12/31//2004
                                                                  ----------    ----------    -----------
                                                                  (Restated)    (Restated)    (Restated)
Operating revenues:
      Service revenues                                              $7,452        $7,401        $7,196
      Equipment sales                                                  715           837           892
                                                                    ------        ------        ------
           Total operating revenues                                  8,167         8,238         8,088
                                                                    ------        ------        ------
Operating expenses:
      Cost of services                                               1,849         2,005
      Cost of equipment sales                                        1,119         1,124
      Selling, general and administrative                            2,934         3,034
      Depreciation and amortization                                  1,510         1,476
                                                                    ------        ------
           Total operating expenses                                  7,412         7,639
                                                                    ------        ------
Operating income                                                       755           599
                                                                    ------        ------
Interest expense                                                       342           354
Minority interest expense                                               41            20
Equity in net income (loss) of affiliates                               28            37
Other income (expense), net                                             25           (27)
                                                                    ------        ------
Income (loss) before income tax and cum. effect of acctng. chg.        425           235
                                                                    ------        ------
Provision for income taxes                                              77            48
                                                                    ------        ------
Income (loss) before cumulative effect of accounting change            348           187
                                                                    ------        ------

SELECTED PRO FORMA FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS

                                                                                PRO FORMA
                                                                                ---------
                                     03/31/2003  06/30/2003  09/30/2003  12/31/2003  03/31/2004  06/30/2004  09/30/2004  12/31//2004
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  -----------
                                     (Restated)  (Restated)  (Restated)  (Restated)  (Restated)  (Restated)  (Restated)  (Restated)
OIBDA (1)  (in millions)              $ 2,232     $ 2,356     $ 2,199      $1,658      $1,985      $2,265     $ 2,075
OIBDA margin (2)                         32.2%       32.2%       29.3%       22.9%       28.0%       30.4%       28.0%
Total Cellular/PCS Customers (3)
  (000's)                              42,960      43,846      44,930      45,664      45,953      46,404      47,177      48,773
Net Customer Additions -
  Cellular/PCS  (000's)                   416         970         951         736         174         424         808       1,757
M&A Activity, Partitioned Customers
  and/or Other Adjs.  (000's)               -         (84)        133          (2)        115          27         (35)       (161)
Churn - Cellular/PCS (4)                  2.5%        2.3%        2.8%        3.0%        3.2%        3.0%        3.2%        2.6%
ARPU - Cellular/PCS (5)                $ 53.53    $ 55.57     $ 55.74      $52.89      $51.26      $53.42     $ 52.38      $49.97

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                                                        PRO FORMA
                                                                                        ---------
                                                              03/31/2003   06/30/2003   09/30/2003  12/31/2003   03/31/2004
                                                              ----------   ----------   ----------  ----------   ----------
                                                              (Restated)   (Restated)   (Restated)  (Restated)   (Restated)
Income (loss) before cumulative effect of accounting change       293           446          194        (118)          99
  Plus:  Interest expense                                         348           369          341         346          340
  Plus:  Minority interest expense                                 28            37           28          16           27
  Plus:  Equity in net (income) loss of affiliates                (27)          (39)          20        (176)          20
  Plus:  Other, net                                                 -           (59)         (23)          1          (46)
  Plus:  Provision for income taxes                                75           133           50          38           30
                                                               ------        ------       ------      ------       ------
Operating income                                                  717           887          610         107          470
  Plus:  Depreciation and amortization                          1,515         1,469        1,589       1,551        1,515
                                                               ------        ------       ------      ------       ------
OIBDA (1)                                                       2,232         2,356        2,199       1,658        1,985

Service revenues (Proforma)                                     6,921         7,318        7,509       7,232        7,093
  Less:  Mobitex data revenues                                     55            53           54          58           58
                                                               ------        ------       ------      ------       ------
SERVICE REVENUES USED TO CALCULATE ARPU (PRO FORMA)            $6,866        $7,265       $7,455      $7,174       $7,035

                                                                              PRO FORMA
                                                                              ---------
                                                                 06/30/2004   09/30/2004   12/31//2004
                                                                 ----------   ----------   -----------
                                                                 (Restated)   (Restated)
Income (loss) before cumulative effect of accounting change           348          187
  Plus:  Interest expense                                             342          354
  Plus:  Minority interest expense                                     41           20
  Plus:  Equity in net (income) loss of affiliates                    (28)         (37)
  Plus:  Other, net                                                   (25)          27
  Plus:  Provision for income taxes                                    77           48
                                                                   ------       ------
Operating income                                                      755          599
  Plus:  Depreciation and amortization                              1,510        1,476
                                                                   ------       ------
OIBDA (1)                                                           2,265        2,075

Service revenues (Proforma)                                         7,452        7,401         7,196
  Less:  Mobitex data revenues                                         59           54            36
                                                                   ------       ------        ------
SERVICE REVENUES USED TO CALCULATE ARPU (PRO FORMA)                $7,393       $7,347        $7,160

Notes:

(1) OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
    (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

(2) OIBDA margin is defined as OIBDA divided by service revenues.

(3) Cellular/PCS customers include customers served through reseller agreements.

(4) Cellular/PCS customer churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

(5) ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.